                                                                       Exhibit 1


                THIS LEASE AGREEMENT, made the 30th day of October 1998,

                        BETWEEN    115 RIVER ROAD, L.L.C.

LANDLORD
                residing or located at 115 River Road in the Borough of Edgewater in the County of Bergen and State of New Jersey, herein designated as the Landlord,

                        AND

TENANT          REFAC TECHNOLOGY DEVELOPMENT CORPORATION


                residing or located at 122 East 42nd Street in the Borough of Manhattan in the County of New York and State of New York, herein designated as the Tenant;

                        WITNESSETH THAT, the Landlord does hereby lease to the
                Tenant and the Tenant does hereby rent from the Landlord, the following described premises:

                the entire second floor consisting of approximately 5,000 square
PREMISES feet and 20,000 square feet of the first floor in the building located at 115 River Road, Edgewater, New Jersey known as "The Pier" (the demised premises are shown on Exhibit A attached hereto and made a part hereto)

                FOR A TERM OF ten and one-half years, as provided in Article R1
TERM            of Rider No. 2 attached hereto and made a part hereof
                TO BE USED AND OCCUPIED ONLY AND FOR NO OTHER PURPOSE THAN corporate headquarters, offices, graphic design engineering operations and related operations. See Article R12 on Rider No. 2 attached hereto and made a part hereof.

USE
                        UPON THE FOLLOWING CONDITIONS AND COVENANTS: 1st: Tenant
                covenants and agrees to pay to Landlord as rent for and during the term hereof as follows: 1st 6 months: $23,958.33 per month due and payable on the 1st day of each month; months 7-12:
PAYMENT         $14,062.50 per month due and payable on the 1st day of each
OF RENT         month; month 13-36: $38,020.83 per month due and payable on the
                1st day of each month; and, thereafter, commencing the 4th year, the rent shall be increased yearly pursuant to the percentage increase in the Consumer Price Index utilizing 2002 as the base year and adding the percentage increase to the prior year's rent provided, however, there shall be a ceiling of 2.50% increase each year.

                        2nd: The Tenant shall take good care of the premises and
                shall at the Tenant's own cost and expense, make all repairs, including painting and decorating, and shall maintain the
                premises in good condition and state of repair, and at the end
REPAIRS         or other expiration of the term hereof, shall deliver up the
AND CARE        rented premises in good order and condition, wear an tear from a reasonable use thereof, and damage by the elements, excepted.
                The Tenant shall neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways and stairs.



                        3rd:


   ,ETC.
DAMAGE
REPAIRS




                        4th: No alterations, additions or improvements shall be
                made, and no climate regulating, air conditioning, cooling, heating or sprinkler systems, television or radio antennas, heavy equipment, apparatus and fixtures, shall be installed in
ALTERATIONS     or attached to the leased premises, without the written consent
IMPROVE-        of the Landlord. Unless otherwise provided herein, all such
MENTS           alterations, additions or improvements and systems, when made, installed in or attached to the said premises, shall belong to and become the property of the Landlord and shall be surrendered with the premises and as part thereof upon the expiration or sooner termination of this lease, without hindrance, molestation or injury.

                        5th: The Tenant shall not place or allow to be placed
                any signs of any kind whatsoever, upon, in or about the said premises or any part thereof, except of a design and structure and in or at such places as may be indicated and consented to by the Landlord in writing. In case the Landlord or the Landlord's
SIGNS agents, employees or representatives shall deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon said premises or any part thereof, they may be so removed, but shall be replaced at the Landlord's expense when the said repairs, alterations or improvements shall have been completed. Any signs permitted by the Landlord shall at all times conform with all municipal ordinances or other laws and regulations applicable thereto.

                        6th: The Tenant shall pay when due all the rents or
                charges for water or other utilities used by the Tenant, which are or may be assessed or imposed upon the leased premises or which are or may be charged to the Landlord by the suppliers
UTILITIES       thereof during the term hereof, and if not paid, such rents or charges shall be added to and become payable as additional rent with the installment of rent next due or within 30 days of demand therefor, whichever occurs sooner.

                        7th: The Tenant shall promptly comply with all laws,
                ordinances, rules, regulations, requirements and directives of the Federal, State and Municipal Governments or Public
                Authorities and of all their departments, bureaus and
                subdivisions, applicable to and affecting the said premises,
COMPLIANCE      their use and occupancy, for the correction, prevention and
WITH LAWS       abatement of nuisances, violations or other grievances in, upon or connected with the said premises, during the term hereof;
                and shall promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering the said premises and its contents, for the prevention of fire or other casualty, damage or injury, at the Tenant's own cost and expense.

                        8th: The Tenant, at Tenant's own cost and expense, shall
                obtain or provide and keep in full force for the benefit of the
                Landlord, during the term hereof, general public liability insurance, insureing the Landlord against any and all liability or claims of liability arising out of, occasioned by or
LIABILITY       resulting from any accident or otherwise in or about the leased
INSURANCE       premises, for injuries to any person or persons, for limits of not less than $1,000,000.00 for injuries to one person and
                $3,000,000.00 for injuries to more than one person, in any one accident or occurrence, and for loss or damage to the property of any person or persons, for not less than $50,000.00. The policy or policies of insurance shall be of a company or
                companies authorized to do business in this State and shall be delivered to the Landlord, together with evidence of the payment of the premiums therefor, not less than fifteen days prior to the commencement of the term hereof or of the date when the
INDEMNI-        Tenant shall enter into possession, whichever occurs sooner. At
FICATION        least fifteen days prior to the expiration or termination date of any policy, the Tenant shall deliver a renewal or replacement policy with proof of the payment of the premium therefor. The
                Tenant also agrees to and shall save, hold and keep harmless and indemnify the Landlord from and for any and all payments, expenses, costs, attorney fees and from and for any and all claims and liability for losses or damage to property or injuries to persons occasioned wholly or in part by or resulting from any acts by the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors, or for any cause or reason whatsoever arising out of or by reason of the occupancy by the Tenant and the conduct of the Tenant's business.

                        10th: The Tenant shall not occupy or use the leased
RESTRICTION     premises or any part thereof, nor permit or suffer the same
 OF USE         to be occupied or used for any purposes other than as herein limited, nor for any purpose deemed unlawful or extra hazardous, on account of fire or other casualty.

                        11th: This lease shall not be a lien against the said
                premises in respect to any mortgages that may hereafter be placed upon said premises. The recording of such mortgage or mortgages shall have preference and precedence and be superior
MORTGAGE        and prior in lien to this lease, irrespective of the date of
PRIORITY        recording and the Tenant agrees to execute any instruments, without cost, which may be deemed necessary or desirable, to further effect the subordination of this lease to any such mortgage or mortgages. A refusal by the Tenant to execute such instruments shall entitle the Landlord to the option of cancelling this lease, and the term hereof is hereby expressly limited accordingly.

                        12th: If the land and premises leased herein, or of
                which the leased premises are a part, or any portion thereof, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, or if in lieu of any formal condemnation proceedings or actions, the Landlord shall grant an option to purchase and or shall sell and convey the said premises or any
CONDEMNA-       portion thereof, to the governmental or other public authority,
TION            agency, body or public utility, seeking to take said land and premises or any portion thereof, then this lease, at the option
EMINENT         of the Landlord, shall terminate, and the term hereof shall end
DOMAIN          as of such date as the Landlord shall fix by notice in writing;
                and the Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings; and all rights of the Tenant to damages, if any, are hereby assigned to the Landlord. The Tenant agrees to execute and deliver any instruments, at the expense of the Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to affectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the said lands and premises or any portion thereof. The Tenant covenants and agrees to vacate the said premises, remove all the Tenant's personal property therefrom and deliver up peaceable possession thereof to the Landlord or to such other party designated by the Landlord in the aforementioned notice. Failure by the Tenant to comply with any provisions in this clause shall subject the Tenant to such costs, expenses, damages and losses as the Landlord may incur by reason of the Tenant's breach hereof.

                        13th: In case of fire or other casualty, the Tenant
                shall give immediate notice to the Landlord. If the premises shall be partially damaged by fire, the elements or other casualty, the Landlord shall repair the same as speedily as practicable, but the Tenant's obligation to pay the rent hereunder shall not cease. If, in the opinion of the Landlord, the premises be so extensively and substantially damaged as to render them intenantable, then the rent shall cease until such time as the premises shall be made tenantable by the Landlord. However, if, in the opinion of the Landlord, the premises be totally destroyed or so extensively and substantially damaged as to require practically a rebuilding thereof, then the rent shall be paid up to the time of such destruction and then and from thenceforth this lease shall come to an end.

                        14th: If the Tenant shall fail or refuse to comply with
                and perform any conditions and covenants of the within lease, the Landlord may, if the Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense
REIMBURSE-      of the Tenant, and the said cost and expense shall be payable on
MENT OF         demand, or at the option of the Landlord shall be added to the
LANDLORD        installment of rent due immediately thereafter but in no case later than one month after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies as the Landlord may have hereunder by reason of the breach by the Tenant of any of the covenants and conditions in this lease contained.


                        15th: The Tenant agrees that the Landlord and the
                Landlord's agents, employees or other representatives, shall have the right to enter into and upon the said premises or any part thereof, at all reasonable hours, for the purpose of
INSPECTION      examining the same or making such repairs or alterations therein
   REPAIR       as may be necessary for the safety and preservation thereof.
                This clause shall not be deemed to be a covenant by the Landlord nor be construed to create an obligation on the part of the Landlord to make such inspection or repairs.

                        16th: The Tenant agrees to permit the Landlord and the
                Landlord's agents, employees or other representatives to show the premises to persons wishing to rent or purchase the same.

                        17th: If by reason of the use to which the premises are
                put by the Tenant or character of or the manner in which the
                Tenant's business is carried on, the insurance rates for fire
INCREASE        and other hazards shall be increased, the Tenant shall upon
OF INSURANCE    demand, pay to the Landlord, as rent, the amounts by which the premiums for such insurance are increased. Such payment shall be paid with the next installment of rent but in no case later than one month after such demand, whichever occurs sooner.

                        18th: Any equipment, fixtures, goods or other property
                of the Tenant, not removed by the Tenant upon the termination of
REMOVAL         this lease, or upon the Tenant's eviction, shall be considered
OF TENANT'S     as abandoned and the Landlord shall have the right, without any
PROPERTY        notice to the Tenant, to sell or otherwise dispose of the same, at the expense of the Tenant, and shall not be accountable to the Tenant for any part of the proceeds of such sale, if any.

                        19th: If there should occur any default on the part of
                the Tenant in the performance of any conditions and covenants herein contained, or should the Tenant be evicted by summary proceedings or otherwise, the Landlord, in addition to any other remedies herein contained or as may be permitted by law, may without being liable for prosecution therefor, or for damages, re-enter the said premises and the same have and again possess and enjoy; and as agent for the Tenant or otherwise, re-let the premises and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as the Landlord may have been put to in re-entering and repossessing the same and in making such repairs and alterations as may be necessary; and second to the payment of the rents due hereunder. The Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by the Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month.

                        20th: Upon the occurrence of any of the contingencies
                set forth in the preceding clause, or should the Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against the Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this lease or the estate of the Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale,
DEFAULT or by operation of law, the Landlord may, if the Landlord so elects, at any time thereafter, terminate this lease and the term hereof, upon giving to the Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of the Tenant, five days notice in writing, of the Landlord's intention so to do. Upon the giving of such notice, this lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this lease for the expiration hereof; and the Landlord shall have the right to remove all persons, goods, fixtures and chattels therefrom, by force or otherwise, without liability for damages.

                        21st: The Landlord shall not be liable for any damage or
                injury which may be sustained by the Tenant or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, airconditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other Tenant or any other Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, beyond the control of the landlord, of any services to be furnished or supplied by the Landlord.


                        22nd: The various rights, remedies, options and
                elections of the Landlord, expressed herein, are cumulative, and the failure or the Landlord to enforce strict performance by the
WAIVER          Tenant of the conditions and covenants of this lease or to
LANDLORD        exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by the Landlord of any installment of rent after any breach by the Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by the Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

                        23rd: This lease and the obligation of the Tenant to pay
                the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord's inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord.

                        24th: The terms, conditions, covenants and provisions of
                this lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

                        25th: All notices required under the terms of this
                lease shall be given and shall be complete by mailing such notices by certified or registered mail, return receipt requested, to the address of the parties as shown at the head of this lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.

                        26th: The Landlord covenants and represents that the
                Landlord is the owner of the premises herein leased and has the right and authority to enter into, execute and deliver this lease; and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the leased premises for the term aforementioned.

                        27th: This lease contains the entire contract between
                the parties. No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the Landlord and the Tenant.

                        28th: If in any calendar year during the term and of any
                renewal or extension of the term hereof, the annual municipal taxes assessed against the land and improvements leased hereunder or of which the premises herein leased are a part, shall be greater than the municipal taxes assessed against the said lands and improvements for the calendar year 2002, which is hereby designated as the base year, then, in addition to the rent herein fixed, the Tenant agrees to pay a sum equal to eighteen and one-half (18.5%) percent of the amount by which said tax exceeds the annual tax for the base year, inclusive of any increase during any such calendar year. The said sum shall be considered as additional rent and shall be paid in as many equal installments as there are months remaining in the calendar year in which said taxes exceed the taxes for the base year, on the first day of each month in advance, during the remaining months of that year. If the term hereof shall commence after the first day of January or shall terminate prior to the last day of December in any year, then such additional rent resulting from a tax increase shall be proportionately adjusted for the fraction of the calendar year involved.

                        29th: If any mechanics' or other liens shall be created
                or filed against the leased premises by reason of labor performed or materials furnished for the Tenant in the erection, construction, completion, alteration, repair or addition to any building or improvement, the Tenant shall upon demand, at the Tenant's own cost and expense, cause such lien or liens to be satisfied and discharged of record together with any Notices of Intention that may have been filed. Failure so to do, shall entitle the Landlord to resort to such remedies as are provided herein in the case of any default of this lease, in addition to such as are permitted by law.


                        30th: The Tenant waives all rights of recovery against
                the Landlord or Landlord's agents, employees or other representatives, for any loss, damages or injury of any nature whatsoever to property or persons for which the Tenant is insured. The Tenant shall obtain from Tenant's insurance carriers and will deliver to the Landlord, waivers of the subrogation rights under the respective policies.

                SEE RIDER TO LEASE ATTACHED HERETO AND MADE A PART HEREOF, AND RIDER NO. 2 ALSO ATTACHED HERETO AND MADE A PART HEREOF:









                        The Landlord may pursue the relief or remedy sought in
                any invalid clause, by conforming the said clause with the provisions of the statutes or the regulations of any governmental agency in such case made and provided as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

                        In all references herein to any parties, persons,
                entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require. All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

                        IN WITNESS WHEREOF, the parties hereto have hereunto set
                their hands and seals, or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, the day and year first above written.

                                                     115 RIVER ROAD,L.L.C.

                SIGNED, SEALED AND DELIVERED         /s/ Thomas Heagney
                     IN THE PRESENCE OF          -------------------------------
                        OR ATTESTED BY           By:Thomas Heagney      Landlord
                                                    Member - Manager


                ----------------------------
                                                 REFAC TECHNOLOGY DEVELOPMENT
                                                 CORPORATION              Tenant


                                                 /s/ Robert L. Tuchman President
                                                 -------------------------------
                                                 Robert L. Tuchman     President

                        33rd: Tenant shall pay the Landlord a late charge of
                FIVE (5%) PERCENT if rent is not paid by the fifth (5th) day after it is due. Said late charge shall be deemed as additional rent.

                        34th: In the event that the Landlord is required to
                institute any court proceedings as a result of the within tenancy upon Tenant's failure to pay rent at end of the fifteen
                (15) days, subsequent to the period when said rent is due, or as a result of a specific fault caused by the Tenant, the Tenant shall pay, as additional rent, the sum of Five Hundred ($500.00) Dollars representing reimbursement of the Landlord's attorney's fees.

                        35th: Tenant represents that it was not introduced to
                the subject premises through the efforts of any real estate broker and Tenant agrees to indemnify and to hold the Landlord harmless in the event of any claims for real estate commissions resulting from Tenant's actions.

                        36th: In the event the Tenant is not in default in the
                terms and conditions of the within Lease, the Tenant shall have two (2) five (5) year options to extend the term of the within Lease. In the event the option periods are exercised, the options shall be under the same terms and conditions provided however, the rent for each renewal term shall be the sum of
                (i)$47,916.67 per month as increased by Consumer Price Index increases previously accrued under this Lease plus (ii) the percentage increase between the Consumer Price Index for the last year of the expiring term and the Consumer Price Index for the first year of the applicable renewal term*. Said option shall be exercised by mail by return receipt requested *but not more than 2.50% per year.

                        37th: Landlord shall obtain all necessary approvals and
                permits required for the construction and use of the subject premises.

                        38th: Landlord shall assign 50 parking spaces for the
                use by the Tenant to be located under the subject building. Tenant shall also have the right to utilize up to 30 other parking spaces at the subject site in common with the other tenants, in the parking area located on the south side of the building.

                        39th: In the event additional space becomes available in
                The Pier building located at 115 River Road, Edgewater, New Jersey, Landlord shall notify Tenant and Tenant shall have a period of ten (10) business days in which to notify Landlord of its desire to rent said space. This provision shall not pertain to the initial rental of space in The Pier building and shall only apply to a vacancy occurring after the initial rental.

                        40th: Tenant shall have the right to locate two (2)
                signs on the subject premises, which signs shall be subject to the approval of the Landlord as to location, type, design and size, provided Tenant receives the requisite governmental approvals for the same.

                        41st: Tenant shall have the right to sublease or assign
                all or any portion of the demised premises at any time or from time to time with the approval of the Landlord, which approval shall not be unreasonably withheld.

                                          115 RIVER ROAD L.L.C., Landlord

                                          /s/ Thomas Heagney
Dated: 10/30/98                           -------------------------------------
                                          By: Thomas Heagney
                                              Member-Manager


                                          REFRAC TECHNOLOGY DEVELOPMENT
                                          CORPORATION, Tenant


Dated: 10/31/98                           /s/ Robert L. Tuchman
                                          -------------------------------------
                                          By: Robert L. Tuchman,  President

STATE OF NEW JERSEY, COUNTY OF                        |SS.:   BE IT REMEMBERED,
that on                      19            , before me, the subscriber,

personally appeared

who, I am satisfied,               the person       named in and who executed
the within Instrument, and thereupon          acknowledged that        signed,
sealed and delivered the said as                act and deed, for the uses and
purposes therein expressed.


                                        ----------------------------------------


STATE OF NEW JERSEY, COUNTY OF                       |SS.:   BE IT REMEMBERED,
that on                   19       , before me, the subscriber,

personally appeared
who, being by me duly sworn on            oath, deposes and makes proof to my
satisfaction, that         he is the             Secretary of
                                      the Corporation named in the within
Instrument; that                                      is the
President of said Corporation; that the execution, as well as the making of this Instrument, has been duly authorized by a proper resolution of the Board of Directors of the said Corporation; that deponent well knows the corporate seal of said Corporation; and that the seal affixed to said Instrument is the proper corporate seal and was thereto affixed and said Instrument signed and delivered
by said                   President as and for the voluntary act and deed of
said Corporation, in presence of deponent, who thereupon subscribed        name
thereto as attesting witness.


Sworn to and subscribed before me,              )
the date aforesaid                              )

----------------------------------------------    ------------------------------



                                     LEASE
                        ============================









                                      TO






                        ============================
                        Dated,                 , 19
                        ============================

                        Expires,

                        Rent, $






                        Prepared by:



                              ASSIGNMENT OF LEASE


        For one dollar and other good and valuable consideration, the Tenant as Assignor, assigns this Lease and all the Assignor's rights and privileges therein, including any and all monies deposited with the Landlord as security, subject to all the terms, covenants and conditions contained therein; and the Assignee accepts this Assignment of Lease and assumes and agrees to comply with and be bound by the terms, covenants and conditions in said Lease contained. The signature of the Landlord hereto is evidence of the Landlord's consent to and acceptance of this Assignment of Lease.


-------------------------------          -------------------------------------
                       Assignee                                       Assignor


                                         -------------------------------------
                                                                      Landlord

                                                                    EXHIBIT 1(a)


                         RIDER NO. 2 TO LEASE BETWEEN
                      115 RIVER ROAD, L.L.C., AS LANDLORD
                       AND REFAC TECHNOLOGY DEVELOPMENT
                            CORPORATION, AS TENANT

          This Rider No. 2 is attached to and made part of a Lease between Landlord and Tenant consisting of a printed form of lease consisting of certain preambles and Articles 1st through 32nd and a Rider consisting of Articles 33rd through 42nd (the "INITIAL RIDER"). This Rider No. 2 is intended to modify said printed form (and all typewritten inserts thereto) and said Initial Rider. In the event of any conflict between said printed form (and the typewritten inserts thereto) and said Initial Rider, the provisions of this Rider No. 2 shall supercede and control.

          R1. (a) The Lease shall commence upon the completion of "Landlord's Work," (as hereinafter defined) and shall expire on the date which is ten (10) years and six (6) months thereafter. Landlord shall provide Tenant with at least ten (10) business days notice of the date upon which Landlord's Work shall be completed.

              (b) As used herein, "Landlord's Work" shall consist of both:

                   (A) the "Leasehold Improvements" as described and shown on

                        (i) the Space Definition Schedule (last revised August 31, 1998) attached hereto as Exhibit B-1,

                        (ii) the Revised Budgetary Worksheet (dated September 17, 1998) attached hereto as Exhibit B-2, and

                        (iii) Tenant's Preliminary Fit-out Plans Nos. PP-04 and PP-04-F which have been initialed by the parties; and

                   (B) the "Base Building Work" which shall mean all work, materials, services, utilities, equipment and conditions necessary or reasonably inferable to

                        (i) perform all obligations and provide all services required of Landlord under this Lease,

                        (ii) complete the Building as a complete architectural whole and provide for the lawful use and occupancy of the Premises, Building and complex for the purposes herein provided as improved by the Leasehold Improvements, with a level of services, decor and finishes no less than that of other buildings in the complex,

                        (iii) make the Leasehold Improvements functional within the Building and capable of performing to their full potential,

                        (iv) provide the HVAC required to be provided under Paragraph 5 of the Space Definition Schedule attached hereto as Exhibit B-1,

                        (v) provide electrical service with panels and two (2) sub-panels at locations designated by Tenant with sufficient amperage and appropriate voltage for the safe and lawful operation of Tenant's equipment, light and other power requirements in the Premises with sufficient reserve capacity and adequate metering for the measurement of Tenant's consumption and demand of electricity,

                        (vi) install rough plumbing with appropriate shut-offs at locations designated by Tenant,

                        (vii) provide all sprinkler connections, loops and heads required under all codes applicable to the Premises as improved by the Leasehold Improvements,

                        (viii) install operable windows with finished aluminum sills on the interior of the Premises,

                        (ix) install sheetrocked perimeter walls, soffits, sills and raceway furring, primed and ready for final Tenant specified finishes, and

                        (x) finish lower level parking area in manner similar to other building(s) in the complex.

          The foregoing items (B)(i) - (x) shall be deemed to constitute Base Building Work and not Leasehold Improvements for all purposes of this Lease notwithstanding that any or all of such items may be described in said Space Definition Schedule, or Tenant's plans for the Leasehold Improvements.

                  (c) Landlord guarantees to Tenant that Landlord's Work will be performed in a good and workmanlike manner and free of defects. In the event any defects in Landlord's Work shall be revealed, Landlord, at its expense, will repair or replace the same promptly upon notice from Tenant.

                  (d) The cost of performing Landlord's Work and all labor, materials, utilities, supplies, permits, inspections and approvals, certificates and general conditions required in connection therewith shall be borne and paid for by Landlord, except that Tenant shall reimburse Landlord for $716,000.00 of the cost of the Leasehold Improvements, payable as follows: (i) $100,000.00 to be paid by Tenant to the "Escrow Agent" upon the execution and delivery of this lease to be held and disbursed as provided in Article R34 hereof: and (ii) $616,000.00 upon Landlord's completion of Landlord's Work and delivery of possession of the Demised Premises to Tenant in accordance with all the terms and conditions of this lease together with all required permits, licenses and certificates of occupancy required for Tenant's lawful use and occupancy of the same for the purposes herein provided (including, without limitation, applicable parking rights).

                  (e) As used herein, "completion" of Landlord's Work shall mean the delivery to Tenant of a permanent Certificate of Occupancy (and any other permits, certificates or approvals required) for the lawful occupancy of the Premises by Tenant for the purposes herein provided (including without limitation, applicable parking rights) and the performance of all items of Landlord's Work in move-in condition, subject nevertheless to completion of punchlist items which do not interfere with Tenant's use or occupancy of the Premises. There will be held back from the sum to be paid upon completion of Landlord's Work a sum reasonably estimated by the parties to be necessary to complete any remaining punchlist items, which Landlord agrees to complete as soon as reasonably possible.

                  (f) Landlord and Tenant have agreed upon an initial budget of the cost of the Leasehold Improvements as set forth in the Space Definition and Revised Budgetary Worksheet attached hereto as Exhibits B-1 and B-2, respectively. In the event the cost expended for labor and materials for the Leasehold Improvements shall exceed $716,000 (after application of all applicable credits and cost savings as hereinafter provided) due to Tenant ordering additional work or upgrading materials from that set forth in, or reasonably inferable from said Exhibits (herein, a "Tenant Overage"), then such Tenant Overage shall be paid for by Tenant. In the event the cost of the Leasehold Improvements is less than $716,000, then Tenant shall be entitled to the savings. Tenant shall be allowed to make substitutions, deletions and additions to the Leasehold Improvements and shall receive to the benefit of all cost savings, credits and discounts. Tenant may also apply any cost savings, credits and discounts and re-allocate the same to any other item, category or overage incurred in connection with the Leasehold Improvements, subject to Tenant's obligation to pay any Tenant Overage as above provided. The cost of the Leasehold Improvements shall in all cases be computed with respect to Landlord's actual out-of-pocket cost without any mark-up or overhead.

                  (g) Prior to Landlord entering into any contracts or sub-contracts for the performance or furnishing of any of the Leasehold Improvements, Landlord agrees to obtain bids for all of the Leasehold Improvements from not less than two (2) contractors and/or sub-contractors reasonably acceptable to Tenant. Once all bids for the Leasehold Improvements are obtained, Landlord and Tenant shall meet to review the same and Tenant shall have the right to approve and/or disapprove such bids and, if Tenant so elects, to revise Tenant's plans, in which event, if the Tenant so elects, the revised items shall be re-bid as herein provided. All of such rights shall be exercised in a manner not to delay the progress of the Leasehold Improvements.

                  (h) Landlord agrees to provide Tenant and its agents, employees, and designees with sufficient access to the Premises, upon request, from time to time, for confirming the performance of Landlord's Work in accordance with the terms hereof.

                  (i) Landlord agrees that it will use best efforts to complete Landlord's Work on or before March 31, 1999.

                  (j) In the event Landlord's Work is not completed on or before April 30, 1999, then Tenant, at Landlord's expense, upon written notice to Landlord, shall have right to terminate this lease and/or perform Landlord's Work and deduct the cost of performing the same, plus interest at the rate of 12% per cent per annum, from the rents thereafter becoming payable under this lease, until such sums and interest are fully recovered. Mention in this lease of any particular remedy shall not preclude Tenant from the exercise of any other remedy.

          R2.    (a) Landlord warrants and represents to Tenant that the only permits required for the performance of Landlord's Work, other than a building permit are described on Exhibit C and Landlord has obtained all of said permits, all of which are in full force and effect. Landlord represents to Tenant that it has adequate parking to permit the as-of right development of the Building and the occupancy thereof by Tenant, including without limitation, the parking rights granted to Tenant hereunder. Landlord has deposited with the "ESCROW AGENT" (as hereinafter defined) the sum of $800,000, which as of the date hereof Landlord believes to be adequate to complete the Leasehold Improvements as provided herein. Said sum shall be disbursed by the Escrow Agent from time to time, directly to Landlord's contractors upon receipt of invoices approved by both Landlord and Tenant for completed portions of the Leasehold
Improvements. Approval of such invoices by Tenant shall not be deemed to constitute Tenant's acceptance of such work nor any acknowledgment that the same complies with any terms or conditions of this Lease. By execution of this

Lease, Escrow Agent acknowledges receipt of said sum and agrees to hold and disburse the same and act as Escrow Agent as herein provided.

          (b) It is a condition to this lease (herein, the "Work Commencement Condition") that within thirty (30) days after submission of Tenant's plans suitable for filing to the extent of the Leasehold Improvements (herein, the "Outside Date"), Landlord shall obtain all required permits and authorizations from any and all applicable federal, state, county, local, municipal and/or other required governmental agencies and authorities permitting Landlord to perform Landlord's Work and that Landlord has actually commenced and adequately staffed Landlord's Work with appropriately trained personnel and ordered all required materials to permit the timely completion of the same. In the event Landlord shall not timely satisfy the Work Commencement Condition, then Tenant may terminate this lease upon written notice to Landlord and the "Escrow Agent" (as hereinafter defined) and Tenant shall be entitled to the return of all monies previously paid or deposited hereunder.

          R3.  [DELETED PRIOR TO EXECUTION]

          R4. Article 2nd shall be deemed modified to provide that Landlord, at its expense, will provide the following services to the Demised Premises:

          1. Two (2) self-service passenger elevators on a 24 hour per day, 7 days per week basis, with the northeast elevator to be desig-nated exclusively for Tenant's private use and the southwest elevator to be for shared or common Building use;

          2. Heat pursuant to a radiant system located on the first floor of the Building and HVAC as specified in Paragraph 5 of the Space Definition Schedule attached hereto as Exhibit B-1;

          3. Dumpster for rubbish removal and removal of all rubbish in said dumpster on an appropriate periodic basis;

          4. Snow removal, maintenance and repair of roads servicing the Building and parking areas and striping thereof;

          5. Cleaning of roads, common areas of the Building, and common areas surrounding the same;

          6. Lighting of common areas of the Building, parking areas and roads thereof, and

          7.  Water for Tenant's use, lavatory and cleaning purposes.

          R5. Article 3rd of the lease shall be deemed modified to add that landlord, at its expense, shall obtain and maintain fire and extended coverage insurance against loss or damage to the Building on a full replacement cost basis. In the event of any loss or damage to the premises by fire or other casualty, the rents payable hereunder shall be proportionately paid up to the time of the casualty and shall abate until the date when the premises shall be repaired and restored by Landlord.

          R6. Article 2nd shall be deemed modified to provide that Tenant's repair obligations shall be limited to non-structural items to the interior of the Premises, unless the need for such repairs is caused by the Tenant and subject nevertheless to the provisions of Article 30th hereof. All other repairs, interior or exterior, structural and non-structural, are to be performed by the Landlord at its expense, except Landlord shall not be required to replace bulbs for Tenant's light fixtures.

          R7. Article 4th shall be deemed modified to provide that Tenant may, without Landlord's consent; make interior, non-structural alterations and install one (1) twenty-four (24") inch satellite dish on the roof of the Building which Landlord shall permit to remain thereon without molestation or disturbance. To the extent Landlord's consent is otherwise required under this
Article 4th, the same will not be unreasonably withheld or delayed. To the extent Landlord shall fail to respond to any request for Landlord's consent pursuant to this Article within ten (10) business days of Landlord's receipt thereof, Landlord"s consent shall be deemed given. Landlord acknowledges that Tenant shall install various items of equipment and trade fixtures and personalty in and to the Premises and to the extent any Landlord's lien is deemed to attach to said items, by statute or otherwise, Landlord hereby irrevocably waives any such lien.

          R8. Article 5th shall be deemed modified to provide that if the Landlord removes any of the Tenant's signs, the same shall be replaced as promptly as possible. Article 5th is also subject to the provisions of Article 40th, as modified by this Rider No. 2.

          R9. Article 6th shall be modified to provide that the Tenant shall receive a minimum of thirty (30) days written notice before being required to pay any item of additional rent.

          R10. Article 7th shall be deemed modified to provide that Landlord, at its expense, shall comply with all laws applicable to the premises and Building for the lawful occupancy of the premises for the purposes provided in this lease, including without limitation, the parking of vehicles as provided in
Article 38th. The provisions of Article 7th notwithstanding, Tenant's obligation to comply with laws, orders, rules, regulations and directives shall be limited to circumstances where Tenant created the condition requiring such compliance.

          R11. Article 8th shall be deemed modified to provide that Landlord shall similarly obtain and keep in full force and effect during the term hereof general public liability insurance insuring the Landlord and Tenant against any and all liability or claims of liability arising out of, occasioned by or resulting from any accident or otherwise in or about the Building or remainder of the project for damage to property or injuries to any person or persons with combined single limit coverage of $3,000,000 on a per occurrence basis. Landlord shall similarly save, hold and indemnify the Tenant from and against any and all payments, expenses, costs, attorneys' fees from any and all claims of liability for losses or damages to property or injuries to person occasioned wholly or in part from any accident occurring in or about the Building, any part of the project or access thereto, except to the extent caused by the negligence of Tenant. Tenant's obligation to provide policies of insurance to Landlord under this article shall be deemed satisfied by Tenant providing certificates thereof to the Landlord.

          R12. In Article 10th, the Landlord represents and warrants to Tenant that the premises may lawfully be used for the purposes set forth in this lease, including without limitation, the parking of vehicles as provided in Article 38th, and Landlord, at its expense, will obtain and maintain all necessary permits, certificates and approvals required therefor.

          R13. Article 11th shall be deemed modified to provide that it is a condition to this lease (herein, the "Non-Disturbance Condition") that on or before the Outside Date, Landlord shall obtain for the benefit of Tenant a non-disturbance agreement from the holders of all present mortgages and ground and underlying leases affecting the Building, in form and substance reasonably satisfactory to Tenant to the effect that this lease will not be terminated, and Tenant's rights pursuant to this lease will not be disturbed by reason of any default under any mortgage or ground or underlying lease affecting the Building. Landlord represents that the only mortgages and underlying or ground leases affecting the Building as of the date hereof are one
(1) mortgage in the principal amount of approximately $5,000,000.00 held by Provident Savings Bank. In the event the Non-Disturbance Condition is not satisfied on or before the Outside Date, then Tenant shall have the right to terminate this lease upon written notice to Landlord and the Escrow Agent and Tenant shall be entitled to the return of all monies previously paid or deposited hereunder. Further, this lease shall not be subordinate to any mortgage or ground or underlying lease hereafter affecting the Building unless Tenant shall obtain a satisfactory non-disturbance agreement from the holder thereof or lessor thereunder.

          R14. Article 12th shall be deemed modified to provide that in the event of a taking by condemnation or eminent domain, this lease shall only terminate as of the date of vesting of title in the governmental authority. Further, in such event, Tenant shall be entitled to make a claim for its moving expenses, leasehold improvements to the extent paid for by Tenant and unamortized value of the leasehold estate.

          R15. Article 13th shall be deemed modified to provide that in the event of a fire or other casualty, the Landlord shall, within thirty (30) days thereof, provide Tenant with an estimate of the amount of time required to restore the premises from a reputable architect and if the same exceeds four (4) months or is not actually completed within such time, Tenant, in addition to all other rights and/or remedies hereunder or at law or in equity, shall have the right to terminate the lease upon written notice to Landlord.

          R16. Article 14th shall be deemed modified to provide that if the Landlord shall fail or refuse to comply with and perform any conditions and covenants of this lease after thirty (30) days from Tenant's written notice to Landlord thereof, the Tenant may, if Tenant so elects, carry out and perform such conditions and covenants at the cost and expense of the Landlord, and such cost and expense shall be payable on demand, and if not paid by the Landlord within thirty (30) days of said demand, may be offset by the Tenant, with interest from the date of expenditure thereof, with interest at the rate of twelve (12%) percent per annum, until said cost with interest is fully recovered. This remedy shall be in addition to such other remedies as Tenant may have hereunder, or at law or in equity, by reason of breach by the Landlord, of any of the covenants and conditions in this lease contained. In addition, if a failure by Landlord to render services or perform its obligations under the Lease renders the premises unsuitable for the conduct of Tenant's business for a period of ten (10) consecutive business days or more, then Tenant shall receive a rent abatement from the period beginning upon which the premises were rendered unusable until the date said services are restored.

          R17. Article 15th and 16th shall be deemed modified to provide that the Landlord's rights thereunder shall only be exercised in a manner to avoid interference with the conduct of Tenant's business. Further, the Landlord's right to show the premises set forth in Article 16th shall be limited to the last six (6) months of the term.

          R18. In Article 18th, the Landlord's rights shall be exercised only upon thirty (30) days prior written notice to Tenant and the Tenant's subsequent failure to remove the items identified in said notice. Any of said rights shall be exercised at Landlord's sole expense.

          R19. In Article 19th Landlord's recovery of the sums set forth in this Article are conditioned upon Landlord using commercially reasonable efforts to mitigate its damages referred to therein. Further, nothing contained therein or elsewhere in this lease is to be deemed to constitute or permit an acceleration of rent.

          R20. The provisions of Article 20th shall only apply in the event such bankruptcy, receivership or insolvency is not stayed within six months of the date of filing thereof.

          R21. The provisions of Article 21st shall not apply to the extent any item described therein is the result of Landlord's willful acts or negligence. Further, said Article is also subject to the provisions of Articles 8th and 14th, as modified herein.

          R22. In Article 25th, copies of notices of default to the Tenant or the exercise of any right or remedy by the Landlord are to be simultaneously and in the same manner sent to Pollack and Zuckerbrod, LLP, Two Park Avenue - 19th Floor, New York, New York 10016, Attn: Michael Pollack, Esq. or other such attorneys or address as Tenant may designate in writing.

          R23. Article 28th is hereby modified to provide that the base year for Real Estate Tax increases will be the later of the calendar year 2002 or the first year that the Building and all other buildings comprising part of said tax lot are fully assessed.

          Landlord represents to the Tenant that Tenant's Proportionate Share set forth in Article 28th has been computed by dividing the rentable square foot area of the premises, i.e. 25,000 by the rentable square foot area of the Building and all other buildings comprising part of said tax lot, i.e., 135,000. Landlord also represents there are currently no abatements, exemptions, or other incentives in effect or anticipated which would reduce the taxes for the Base Year.

          R24. The provisions of Article 23rd are to be mutual with respect to both the performance of the Landlord's obligations by the Landlord and the performance of the Tenant's obligations by the Tenant.

          R25. Article 29th shall be deemed modified to provide that Tenant shall receive thirty (30) days prior written notice before being required to satisfy or bond mechanics' liens.

          R26. Article 30th shall be deemed modified to provide that the waivers and delivery of waivers of subrogation shall also to be given and delivered by the Landlord to the Tenant. The parties agree to obtain waiver of subrogation provisions in their respective insurance policies and hereby release and waive all right of recovery against the other party with respect to any loss or damage with respect to the premises resulting from fire or other casualty by way of subrogation or otherwise. Each party agrees to look first to the proceeds of the insurance policies to be carried by it for the recovery of any loss to be covered by such insurance.

          R27. In Article 33rd, the reference to the fifth day is changed to the tenth day.

          R28. In Article 35th, Landlord similarly represents that it did not utilize any broker in consummating this lease and will similarly indemnify the Tenant from the claims of any broker resulting from Landlord's actions.

          R29. Article 36th shall be deemed modified to add "after the giving of any required notice of expiration of any applicable grace or cure period" after the word "default."

          R30. In Article 38th, Landlord agrees to restrict parking in the garage underneath the Building in which the Demised Premises are located to tenants of the building and their visitors and to restrict parking in the balance of the complex now known as 115 River Road to tenants of the complex and their visitors.

          R31. In Article 39th, in the event Tenant shall timely notify Landlord of its desire to lease said space, Landlord and Tenant will negotiate in good faith for a period of ten (10) days thereafter to arrive at mutually agreeable terms as to the leasing of said space. In the event no agreement is reached within such ten (10) day period, Landlord shall be under no further obligation to lease such space to Tenant.

          R32. Article 40th shall be deemed modified to provide that Tenant will be permitted to place two (2) signs with two (2) names each on and around the Building and the roads, entrances and parking facilities serving the same, subject to compliance with all applicable laws. To the extent Landlord's consent is provided for under Article 40th, such consent shall not be unreasonably withheld or delayed and Landlord hereby approves of signage which is similar to that existing for the pediatric center as of the date of execution of this lease.

          R33. In Article 41st, Landlord's consent is not to be required with respect to a sublease which does not affect thirty-three (33%) percent or more of the demised premises. Further, Tenant shall have the right upon notice to Landlord but without Landlord's consent, to assign the lease or sublease the demised premises, from time to time, to any parent, affiliate and successor entity, whether by merger or otherwise. Consents otherwise requiring Landlord's consent shall not be unreasonably withheld or delayed. Landlord's failure to respond to any request for its consent to an assignment or subletting for a period of ten (10) business days of Landlord's receipt of such request, Landlord shall be deemed to have consented to the same.

          R34. (a) Upon the execution and delivery of this lease, Tenant has delivered the sum of $100,000.00 (the "Escrow Sum") to Michael Sassano, Esq. (the "Escrow Agent") to be held and disbursed on and subject to the terms of this Article R34. In the event either (i) the Work Commencement Condition is not satisfied on or before the Outside Date or (ii) the Non-Disturbance Condition is not satisfied on or before the Outside Date, and Tenant exercises its option to terminate this lease as herein provided, then the Tenant shall notify the Escrow Agent thereof in writing and upon receipt of said notice, the Escrow Agent shall refund the Escrow Sum, with any interest accrued thereon, to the Tenant with interest accrued thereon.

          (b) In the event that both the Work Commencement Condition and Non-Disturbance Condition shall be timely satisfied, then Tenant shall notify the Escrow Agent thereof in writing and upon receipt of said notice, the Escrow Agent shall thereupon remit the Escrow Sum to the Landlord with interest accrued thereon.

          (c) Unless and until the Escrow Agent shall receive a notice from the Tenant under (a) or (b) above, the Escrow agent shall continue to hold the Escrow Sum in escrow as provided herein.

          (d) The Escrow Agent's duties to act and serve as escrow agent are further subject to the escrow terms set forth in Exhibit D attached hereto and made a part hereof.

          IN WITNESS WHEREOF, the parties have executed this lease and Rider as of the date and year first written above.

                        LANDLORD:      115 RIVER ROAD, L.L.C.

                                       By: /s/ Thomas Heagney
                                          ----------------------------
                                           Thomas Heagney
                                           Member-Manager


                        TENANT:        REFAC TECHNOLOGY
                                         DEVELOPMENT CORPORATION



                                       By: /s/ Robert L. Tuchman
                                          ----------------------------
                                           Robert L. Tuchman, President

Escrow Terms Agreed To:


-----------------------------------
Michael Sassano, Esq.

Edgewater: Preliminary specifications                       rev. August 31, 1998
                                                    (revisions noted in italics)

SPACE DEFINITION:

area legend          location                                    approx. sq. ft
--------------------------------------------------------------------------------
Upper Level          3rd floor Mezzanine Level                      5,000. sf
Front Office Area    2nd floor area beneath Upper Level             5,000. sf
Studio Area          2nd floor (bet. Front Office & Shop)           8,500. sf
Shop Area            2nd floor, rear of space                       6,500. sf
                                                                   ----------
                                Approx. Total:                     25,000. sf

1.  INTERIOR WALL & PARTITION SYSTEMS:
       Type 'A' wall system: all walls in Upper Level and Front Office (except bathrooms). Floor to ceiling tempered glass wall system w/custom aluminum
                   -------------------------------------------------------------
       & steel support & suspension fittings (as on attached sketch) and wood
       ----------------------------------------------------------------------
       doors, frames and transom. Glass to be fitted with a frosted-film from 3"
       -------------------------------------------------------------------------
       aff to 6'-0" aff and clear above to ceiling. Frost finish to be an
       ------------------------------------------------------------------
       applied film, on office side of glass. Type "A" doors: solid core wood
       ----------------------------------------------------------------------
       (Ash) with wood frame and transom above. Approximate quantities based on
       ----------------------------------------
       preliminary planning: wall system - 275 LF; doors - 15 nos.

       Type 'B' wall system: all walls in Studio. Wing walls perpendicular to building walls of 5/8" gypsum board and 4" or 6" metal stud to +6'-8" aff (door height) w/continuous clear glass transom (hollow metal frame, storefront or butt-glazed) above to continuous structural channels running the full length of Studio at underside of roof trusses (bottom chord).
       Acoustic damping material inside stud wall. Type "B" doors: 'storefront' style aluminum frame clear glass sliders 6'-8" high or full height, approx. 7'-O" in width w/adjacent 7'-O" wide clear sidelight and cont. glass transom above. Powder coat finish. Color(s) to be determined. Approximate quantities based on preliminary planning: wall system - 400 LF; sliding doors - 10 nos; sidelights -10 nos.

       Type 'C' wall system: conventional 5/8" gypsum board & 3 1/2" metal stud wall, type X, w/acoustic damping material inside. Approximate quantities based on preliminary planning: 400 LF.

       Type 'D' wall system: walls indicated in Shop Area. Glazed aluminum storefront to underside of roof trusses. Powder coat finish. Color(s) to be determined. Approximate quantities based on preliminary planning: storefront 150 LF; glazed swinging doors - 10 nos;

2. OTHER GLASS & GLAZING:

     Furnish and install new glass panes to fit truss openings, looking from 3rd floor down to 2nd floor.


3.   DOORS, FRAMES & HARDWARE; WINDOWS:

     Entry & conference room doors: type A
                                    ------
     Other glass doors: part of wall systems (see above).
     Other doors: metal doors w/powder coat finish in hollow metal frames. Custom colors in certain areas.
     Roll-up door: full height, 8'-0" wide in Storage Rm.

     Hardware for all doors, equal to: Corbin latchsets w/FSB lever handles; locksets & closers at entry doors, Front Office and Upper Level; trim:
     Schlage D series; butt hinges: Stanley FB 13 179 (brushed s.s. fin); silencers: pneumatic rubber; acoustic seals: Penko; wall stops; floor stops; roller catch & strike; and, all access panels to mechanical & electrical devices.

     Window blinds: provide and install Mecano Shade System in all south and east facing windows, in approved color; provide additional roll-down Mecano black-out shades in all conference room windows.


4. Ceilings:

     Front Office Area and Upper Level: dropped ceiling throughout; 2x2 perforated metal ceiling (by Steel Ceilings, Inc.); aluminum panels; natural finish; concealed spline; w/2" mineral fiber acoustical blanket above.

     Studio Area and Shop Area: (where open to underside of decking) underside/interior surfaces of decking to be covered with perforated aluminum corrugated panels, natural finish, attached to metal furring strips with 2" mineral fiber acoustical blanket between decking and corrugated panel material.

     Shop Areas: where indicated only: 2x2 suspended ceiling w/acoustical tiles.

     Decking above Storage Room: provide and install structural columns and metal decking adequate for heavy storage w/suitable access stair.

     Other: special ceiling extension from Front Office into Studio area, approx. 20' long x 10' wide; details to be determined.

     Skylights: existing skylights to be refurbished (broken or discolored panes replaced with wireglass to match, mullions cleaned, primed and repainted, recaulked, etc.) and returned to move-in condition.

5.   HEATING, VENTILATING & AIR CONDITIONING:

     Air conditioning to provide summer inside temperature of 74 degrees dry bulb/50% relative humidity, when outside temperature is 95 degrees dry bulb and 75 degrees wet bulb; winter inside temp. of 72 degrees dry bulb, outside temp. 16 degrees dry bulb.

     Ductwork: for Studio and Shop areas, exposed branch ducts shall be round or oval section, proprietary system w/factory applied enamel finish (not spiral wound), manufacturer and layout to be approved by client prior to final selection and installation. Provide return duct system where required. Provide for separate interior and perimeter zones as required.


6. FLOORING:

     Provide suitable level base subflooring or underlayment as required for flush transitions between floor surfaces. New carpet throughout, except Shop area, including all required flash patching for glue-down carpet. Front Office Area and Upper Level: furnish and install $50.00/Yd. (installed) grade carpet w/padding where specified by tenant
     Studio Area: furnish and install $20.00/Yd grade carpet
     Shop Area: furnish and install $8.00 grade vinyl composition tile


7. PLUMBING FIXTURES:

     Lavatory: Polished Stainless Steel under granite counter
     Urinal: Wall hung, white vitreous china.
     Urinal flush valve: brushed s.s. fin: Sloan royal #180 or equal
     Water Closet: wall-mounted vitreous china, w/white solid plastic seat. Water Closet flush valve: brushed s.s. fin: Sloan royal #115-3 or equal


8.   TOILET ROOM FINISHES

     Executive Bathrooms: polished granite flooring, granite slab base & wainscotting, glass or ceramic tile walls (or equal, client design); single slab 3cm polished granite counter top w/4" high granite splash and 4" apron; 1/4" polished silver mirror w/brushed s.s. trim; ceiling hung, brushed s.s. toilet partitions and screens w/brushed s.s. trim and hardware. Fluorescent strip fixtures in perf. metal or gyp. bd. cove w/acrylic eggcrate diffusers at fixture wall and above lavatories. Downlight in toilet vestibule. Brushed s.s. toilet accessories and lever latchset. Painted gyp. board ceilings. Also, 3rd Floor: glass, glass tile and s.s. single-stall shower and fittings.

     Studio Bathrooms: ceramic tile floor; ceramic tile wall; single slab 3cm polished granite counter top w/4" high granite splash and 4" apron (or similar in s.s. & glass, tenant design); 1/4" polished silver mirror w/brushed s.s. trim; ceiling hung, brushed s.s. toilet partitions and screens w/brushed s.s. trim and hardware.

     Fluorescent strip fixtures in perf, metal or gyp. bd. cove at fixture wall and above lavatories. Downlight in toilet vestibule. Brushed s.s. toilet accessories and lever latchset. Painted gypsum board ceilings.

     Shop: sink & h/c water in Lab and adjacent wall in Mock-up Room


9. Lighting and Light Switches:

     Fixtures to include lamps, lamp holders and all accessories. Front Office Area and Upper Level fixtures: combination of 2'X'2 fluorescent and incandescent downlight style fixtures. Quantity, type and layout to be determined by tenant. Sliding dimmer switches for incandescent fixtures. Low voltage dimmers for low voltage fixtures. Provide dedicated fixtures on emergency power per code. Door Exit fixtures fully recessed.

     Studio and Shop Areas fixtures: pendant uplighting (indirect) suitable for computer and print-intensive workplaces, Lightolier 'Lytespread LV' 3 lamp system or approved equal. Estimated four or five continuous runs required. Rocker type switches w/brushed s.s. plates. Brushed s.s. duplex outlet plates.


10. Railings and Handrails: to be determined.


11. Architectural Woodwork:

     AWI (American Wood Institute) custom grade. Scope to be determined.


12. Wall Coverings and Paint:

     Provide and install vinyl wallcovering (tenant selection) on all exposed wall surfaces. Paint elsewhere to be two finish coats (or more for Uniform Appearance) over primer, all new work. Two finish coats over existing paint, existing walls, door frames, base, etc (enamel). Walls: eggshell;
     Trim: Benj. Moore 'Satin Imperial'; Ceilings: Flat. Exposed, overhead trusses to be painted semi-gloss accent color (color to be determined by tenant). Paint manufacturer: Benj. Moore enamel or approved equal. Base:
     Straight base at carpet, install prior to carpet. Manufacturer: Roppe.


13. Signage and Graphics:

     To be determined.


14. Power & Signal Service:

     Provide and install continuous raceways along entire length of North and South interior walls, suitable for power, telephone and computer network cabling. Provide conduits for extending raceway service (flush with floor) to approximately 4 'hubs' in the center of the Front Office and Upper Level spaces, 4 'hubs' in the center of the Studio and 6 locations in the Shop areas (locations and power service requirements to be determined).

15. KITCHEN/LUNCHROOM:

     Provide and install custom designed and fabricated kitchen cabinets and countertop on East wall of Lunchroom; design, materials specifications and appliances by tenant.


16. SPRINKLERS:

     Sprinkler heads to be chrome pendant, recessed in Front Office & Upper Level, layout to be approved by tenant.


17. LIFE SAFETY SYSTEMS

     Fire Extinguishers: ABC type, recessed cabinet mounted.
     Smoke detectors:
     Smoke evacuation(?):
     Security system:


18. OTHER/MISCELLANEOUS

    - Provide and install exhaust systems (roof penetrations, caps, ductwork and one large exhaust fan) at two (2) locations; in the Paint Booth area and Model Shop. Paint Booth equipment supplied by tenant (OSHA and EPA) approved).

    - Parking Level Entrances at East staircases and elevator: scope of work to be determined

                                   EXHIBIT D
                                   ---------

                                 Escrow Terms
                                 ------------

          1. Escrow Agent shall have no responsibility for determining the due authorization, execution and delivery of any of the items delivered to Escrow Agent pursuant to this Agreement or the genuineness of any of the signatures thereon. Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request finished to it hereunder and believed by it to be genuine and to have been signed by the proper party or parties.

          2. Escrow Agent undertakes to perform only such duties as are expressly set forth herein and shall not be bound in any way by any other agreement between whether or not Escrow Agent has knowledge thereof.

          3. Landlord and Tenant acknowledge that Escrow Agent is serving as escrow agent hereunder solely as an accommodation to Landlord and Tenant. Landlord and Tenant agree that Escrow Agent shall not be liable to any of them for any matter or thing arising out of the performance by Escrow Agent of its obligations hereunder, except for willful misfeasance.

          4. In the event of (a) Escrow Agent shall receive contradictory instructions hereunder, or (b) there shall be any dispute regarding any matter arising under this Agreement or (c) there shall be any uncertainty as to the meaning or applicability of the provisions hereof or of any notice or instructions received by Escrow Agent or the action to be taken by Escrow Agent in response thereto, then Escrow Agent shall, at its option, either (i) retain the items delivered to Escrow Agent in escrow in accordance with the terms hereof pending (A) its receipt of non-contradictory instructions, or (B) resolution of any such dispute or (C) clarification of any such uncertainty or
(ii) deposit the items delivered to Escrow Agent with any appropriate court in the County of New York and, upon making such deposit, Escrow Agent shall thereupon be released from all further obligations hereunder.

          5. Landlord and Tenant jointly and severally agree to indemnify and hold Escrow Agent harmless from and against any and all costs, claims or damages that may be asserted against or incurred by Escrow Agent arising out of or in connection with this Agreement or Escrow Agent's action or failure to act hereunder, including, without limitation, costs and expenses (including attorneys' fees) of defending itself against a claim of liability arising hereunder, excepting, however, all costs, claims or damages arising out of willful misfeasance.

          6. All notices and communications hereunder shall be in writing and shall be deemed to be duly given if delivered by hand or shall be deemed to be duly given (a) when given by hand, or (b) two (2) business days after being mailed by registered or certified mail, return receipt requested, postage prepaid, at a branch of the United States Postal Service regularly maintained in the city in which the party giving such notice or communication is located, addressed as follows:

          If to Landlord:   115 River Road, LLC
                            115 River Road, Suite 101
                            Edgewater, New Jersey 07020


REVISED BUDGETARY WORKSHEET: Edgewater Construction
September 17, 1998
CATEGORY/ITEM                               DESCRIPTION                                                QUANTITY        COST.EST
----------------------------------------------------------------------------------------------------------------------------------

1. INTERIOR WALL & PARTITION SYSTEMS: (NOTE: *= TOM HEAGNEY ALLOWANCE; NIB NOT IN BUDGET; THD = TO BE DETERMINED)

          Type A                            glazed wall system w/custom fittings ($29.50sf)            275 lf           73,012.*
          Type A                            solid core doors, frame & transom ($950 ea)                15               14,250.*
          Type B                            sliding door units & sidelites                             10               30,000.*
                                            glass transom over walls                                   400 lf           23,600.*
          Type C                            conventional drywall ($32/1f)                              400 lf           12,800.*
          Type D                            storefront                                                 150 lf           33,750.*
                                            premium for powder coat                                    -                 6,750.*
                                            storefront doors                                           10               12,700.*
                                            premium for powder coat                                    -                 2,240.*
                                                                                                                      ----------
                                                 Sub-Total, Walls w/doors:                                            $209,102.*

2. DOORS, FRAMES, HARDWARE AND WINDOWS
     Doors: other                           hollow metal                                               7                 3,500.*
     Door: other                            double door into storage room                              1 pr.               600.*
     Doors: other                           other custom wood in exec. areas                           8                 7,500. nib
     Window Shades                          Mecano Shades in South and East windows                    tbd              15,000.nib
                                                                                                                        ----------
                                                 Sub-Total, Doors & Windows:                                            $26,600.
3. CEILINGS
     Metal hung ceiling                     exec off; 2x2 perf. metal/$7.50 per sf (approx. 10,000 sf) 12,000 sf         67,500.*
     2x2 hung mineral ceiling               shop areas + bathrooms, etc. (3,000 sf)                    3,000 sf           9,000.*
     Studio/Mock-up ceiling                 corrugated, perf. alum. panels on decking; $7.50/sf        12,000 sf         60,000.*
     entrance area                          to be determined                                           tbd                1,500.*
                                                                                                                          -------
                                                     Sub-Total, Ceilings:                                              $138,000.

4. HVAC                                     premium for round, painted ductwork                        tbd               21,500.*
                                            exhaust fan service, vents and installation                tbd               5, 000. nib
                                                                                                                         -----------
                                                     Sub-Total, HVAC:                                                   $26,500.

                                    1 of 3



5. FLOORING
     Exec offices                           high quality carpet/$50 per yard (approx. 10,000 sf)       1,000 yds      $  50,000.*
     Studio/Mock-up                         industrial carpet/$15 per yard (approx. 11,000 sf)         1,200 yds         18,000.nib
     Shop/Storage                           vinyl tile/epoxy paint/$2/ft (various; 3,000 sf)           3,000 sf           6,000.nib
     Exec Bathroom                          granite flooring                                           400 sf             4,000.nib
     Stairways                              carpet/wood/or granite tile?                               tbd                5,000.nib
     3rd Fl. Balcony                        ceramic tile?                                              -                    inc.
                                                                                                                            ----
                                                     Sub-Total, Flooring:                                             $  83,000.

6. PLUMBING & FIXTURES
     Studio & Shop                          1 sink each in shop, lab, mock-up, janitor                 4                  4,000.*
     Lunchroom                              hot, cold & waste service (sink + dishwasher)              1                  1,000.*
                                                                                                                          ------
                                                     Sub-Total, Plumbing                                                  5,000.

7. LIGHTING, SWITCHES & OUTLETS
     3rd fl lighting, sw & outlets          56 outlets, 36 sw, 45 2x2, 48 hi hats                      -                 23,100.*
     2nd fl off lighting, sw & out.         56 outlets, 36 sw, 45 2x2, 48 hi hats                      -                 23,100.*
     Studio Area                            uplights, 85, 8'-0" fixtures ($204/fix)                    85                17,353.*
                                            additional for more suitable fixtures                      -                 15,000. nib
     Studio Area                            2x4 lay in fluorescent fixtures; 20 sw                     36                36,000.*
                                                                                                                        --------
                                                     Sub-Total, Lighting:                                             $ 114,553.
8. POWER & SIGNAL SERVICE
     all perimeter walls                    raceway for power, computer & telephones                   ?                  4,900.*
                                            additional for appropriate raceway                         tbd              10, 000. nib
     offices & studio                       power & signal hubs                                        18                 9,900.*
                                            220v service/3 phase for machine shop                      tbd                5,000. nib
                                                                                                                         ----------
                                                     Sub-Total, Power & Signal:                                       $  29,800.

                                    2 of 3


9. PAINT & WALLCOVERING
     Vinyl Wallcovering                     all drywall surfaces in office areas ($9/yd)               400 yds            3,600.*
     Vinyl Wallcovering                     (other areas beyond the 400 yds?)                          tbd                5,000. nib
     Studio paint                           painted walls in studio, shop & storage areas              -                  9,000.*
                                                                                                                          -------
                                                     Sub-Total, Paint & Wallcovering:.                                   $17,600.*

10 OTHER:

Stairwells & Main Garage Entry              scope & finishes to be determined                          tbd                20,000.nib

Millwork                                    elevator lobby areas                                       tbd                10,000.nib

Signage                                     corporate signage; exterior/interior                       tbd                 5,000.nib

Executive Bathrooms                         finishes & fixtures beyond building standard               tbd                20,000.nib

Miscellaneous                               other items not yet identified                             tbd                10,000.nib
                                                                                                                          ----------
                                                     Sub-Total, Other                                                    $65,000.

                                                                                                       RUNNING TOTAL: $715,155.

*contingency, extra's, etc.                 (to be determined)                                         + contingency:          ?.
                                                                                                       Grand Total:            $.


                                    3 of 3

                                   EXHIBIT A
                                   ---------

                               DEMISED PREMISES
                               ----------------

                        FOLLOW THIS COVER PAGE

                                   EXHIBIT A
                                  Page 1 of 2




                           [FLOOR MAP APPEARS HERE]

                                   EXHIBIT A
                                  Page 2 of 2



                           [FLOOR MAP APPEARS HERE]

                                  EXHIBIT B-1
                                  -----------

                           SPACE DEFINITION SCHEDULE
                           -------------------------

                           (FOLLOWS THIS COVER PAGE)

                                  EXHIBIT B-2
                                  -----------

                          REVISED BUDGETARY WORKSHEET
`                         ---------------------------

                           (FOLLOWS THIS COVER PAGE)

                                   EXHIBIT C
                                   ---------

                          COPIES OF EXISTING PERMITS
                          --------------------------





1.      Site Plan Approval from the Borough of Edgewater Planning Board.

2.      Site Plan Approval from the Bergen County Planning Board.

3.      Approval from the New Jersey Department of Environmental Protection.

4.      Dept. of Army Permit No. 97-08410

5.      Edgewater Building Permit No. 97/144, dated 8/26/97.

                        with a copy to:

                        Michael Sassano, Esq.
                        325 Sylvan Avenue
                        Englewood Cliffs, New Jersey 07632


        If to Tenant:   REFAC Technology Development Corporation
                        122 East 42nd Street
                        Suite 4000
                        New York, New York 10168
                        Attn: President
                              -----------------


                        with a copy to:

                        POLLACK & ZUCKERBROD, LLP
                        Two Park Avenue, 19th Floor
                        New York, New York 10016
                        Attn:  Michael Pollack, Esq.


If to Escrow Agent:     Michael Sassano, Esq.
                        325 Sylvan Avenue
                        Englewood Cliffs, New Jersey  07632


or to such other address as any of the above may furnish to the other parties in writing.

        7. Each party hereto agrees not to assign any of its respective rights nor to delegate any of its respective duties under this Agreement without the written consent of the other parties.

        8. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.